UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 29, 2025

CB FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-36706	51-0534721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Market Street, Carmichaels, Pennsylvania 15320
(Address of principal executive offices, including zip code)

(724) 966-5041
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.4167 per share	CBFV	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 29, 2025, Craig L. Kauffman resigned from the Board of Directors of CB Financial Services, Inc. (the “Company”) and the Board of Directors of Community Bank, the Company’s bank subsidiary.  Mr. Kauffman informed the Company that his resignation was for personal reasons and not related to a disagreement with the Company on any matter related to its operations, policies or practices.

Both the Company and the Bank have reduced the size of its Board of Directors to eliminate the vacancy created by Mr. Kauffman’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CB Financial Services, Inc.

Date: December 31, 2025	By:	/s/ John H. Montgomery
John H. Montgomery President and Chief Executive Officer